EXHIBIT 99.1


                      POLLUTION RESEARCH AND CONTROL CORP.
                         PRO FORMA EXPLANATORY HEADNOTE


The following unaudited pro forma consolidated financial statements give effect to the sale of 100% of the common stock of Pollution Research and Control Corp.'s (the Company) formerly wholly owned subsidiary, Dasibi Environmental Corp. (Dasibi) to a private party and is based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements of the Company and notes thereto, which are incorporated by reference herein and the separate historical financial information of Dasibi. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the sale been effected on the dates indicated or the results which may be obtained in the future.

The pro forma consolidated statement of operations for the year ended December 31, 2001, assumed that the sale had occurred at the beginning the period. The December 31, 2001 consolidated balance sheet assumes that the sale occurred on December 31, 2001.

In 2002, the Company entered into an agreement to sell Dasibi to one of its note holders in exchange for the forgiveness of $1,500,000 of debt, including $1,220,000 which was outstanding at December 31, 2001. The purchaser assumed all liabilities of Dasibi as of the date of the closing of the sale and all liabilities of the Company incurred on behalf of Dasibi. As part of the transaction, Dasibi assigned all of its inventory to the Company. The agreement also amended and restated option grants to purchase common stock of the Company to the purchaser as follows: 50,000 at $0.25 per share, 100,000 at $0.50 per share, 528,571 at $0.875 per share, 100,000 at $1.00 per share and 21,875 at
$3.10 per share. The options are vested immediately and expire in March 2005. The options are valued at the fair market value of $160,993 on the date of grant utilizing the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 4.73%, volatility was estimated at 99.86%, and the expected life was three years.

The Company was granted a perpetual non-exclusive license for all products, software, technologies and other intellectual property (including the use of the name Dasibi and Dasibi Environmental Corp.) of Dasibi throughout the world with the exception of the Peoples Republic of China.


                                    Page F-1

                      POLLUTION RESEARCH AND CONTROL CORP.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001


                                             POLLUTION                     POLLUTION
                                           RESEARCH AND                   RESEARCH AND
                                              CONTROL                     CONTROL CORP.
                                               CORP.        PROFORMA        PROFORMA
                                           CONSOLIDATED    ADJUSTMENTS    CONSOLIDATED
                                           ------------    ------------   -------------
                         ASSETS
CURRENT ASSETS:
    Cash                                   $   142,754     $  (134,600)    $     8,154
    Accounts receivable, trade, net            259,151        (259,151)              -
    Inventories                              2,032,384                       2,032,384
    Inventory held by joint venture            500,000        (500,000)              -
    Other current assets                        21,791         (21,791)              -
                                           ------------    ------------    ------------
        Total Current Assets:                2,956,080        (915,542)      2,040,538
                                           ------------    ------------    ------------
PROPERTY, EQUIPMENT AND LEASEHOLD
    IMPROVEMENTS, net                           53,664         (53,664)              -

INVESTMENTS IN JOINT VENTURE                   473,761        (473,761)              -

OTHER ASSETS                                    23,509         (23,509)              -
                                           ------------    ------------    ------------
                                           $ 3,507,014     $(1,466,476)    $ 2,040,538
                                           ============    ============    ============


                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS


                                    Page F-2

                      POLLUTION RESEARCH AND CONTROL CORP.
           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 2001

                                             POLLUTION                     POLLUTION
                                           RESEARCH AND                   RESEARCH AND
                                              CONTROL                     CONTROL CORP.
                                               CORP.        PROFORMA        PROFORMA
                                           CONSOLIDATED    ADJUSTMENTS    CONSOLIDATED
                                          --------------  -------------   -------------
                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable, trade               $    229,967     $  (154,967)   $     75,000
    Customer Advances                           59,557         (59,557)              -
    Accrued liabilities                        318,220        (318,220)              -
    Deferred revenue                           550,000        (550,000)              -
    Estimated liability for disposal of
        discontinued subsidiary                487,344        (487,344)              -
    Notes payable and convertible debt       3,355,000      (1,540,000)      1,815,000
    Accrued interest expense                   377,589        (169,786)        207,803
                                          -------------    ------------   -------------
        Total Current Liabilities            5,377,677      (3,279,874)      2,097,803

DEFERRED RENT, NET OF CURRENT PORTION           24,236         (24,236)              -
                                          -------------    ------------   -------------
        Total Liabilities                    5,401,913      (3,304,110)      2,097,803
                                          -------------    ------------   -------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock                                  -               -               -
    Common stock                             9,789,742               -       9,789,742
    Additional paid-in capital               2,485,062         160,993       2,646,055
    Accumulated (deficit)                  (14,169,703)      1,676,641     (12,493,062)
                                          -------------    ------------   -------------
        Total Stockholders' Equity          (1,894,899)      1,837,634         (57,265)
                                          -------------    ------------   -------------
                                          $  3,507,014     $(1,466,476)   $  2,040,538
                                          =============    ============   =============



                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS


                                    Page F-3

                      POLLUTION RESEARCH AND CONTROL CORP.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                          POLLUTION
                                                     POLLUTION                           RESEARCH AND
                                                    RESEARCH AND                         CONTROL CORP.
                                                   CONTROL CORP.         PROFORMA          PROFORMA
                                                    CONSOLIDATED       ADJUSTMENTS       CONSOLIDATED
                                                  ---------------     -------------     --------------
NET REVENUES                                      $   2,393,681       $ (2,393,681)     $           -

COST OF GOODS SOLD                                    1,897,795         (1,897,795)                 -
                                                  --------------      -------------     --------------
GROSS PROFIT                                            495,886           (495,886)                 -
                                                  --------------      -------------     --------------
OPERATING EXPENSES:
     Selling, general and administrative              2,930,238         (1,363,977)         1,566,261
     Research and development                            92,173            (92,173)                 -
                                                  --------------      -------------     --------------
          Total Operating Expenses                    3,022,411         (1,456,150)         1,566,261
                                                  --------------      -------------     --------------
(LOSS FROM OPERATIONS)                               (2,526,525)           960,264         (1,566,261)
                                                  --------------      -------------     --------------
OTHER INCOME (EXPENSE)
     Amortization of loan fees                         (423,544)           144,060           (279,484)
     Interest Expense                                  (476,383)           241,812
                                                                          (160,993)          (395,564)
                                                  --------------      -------------     --------------
          Net Other Income (Expense)                   (899,927)           224,879           (675,048)
                                                  --------------      -------------     --------------
(LOSS) ON UNCONSOLIDATED JOINT VENTURE                 (126,239)           126,239                  -
                                                  --------------      -------------     --------------
(LOSS) FROM OPERATIONS, BEFORE INCOME TAXES
     AND LOSS ON DISPOSAL OF SUBSIDIARY              (3,552,691)         1,311,382         (2,241,309)
                                                  --------------      -------------     --------------
LOSS ON DISPOSAL OF SUBSIDIARY                         (487,344)           487,344
                                                  --------------      -------------     --------------
INCOME TAXES                                          3,387,000         (1,188,000)         2,199,000
                                                  --------------      -------------     --------------
NET (LOSS)                                        $  (7,427,035)      $  2,986,726      $  (4,440,309)
                                                  ==============      =============     ==============


                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


                                    Page F-4

                      POLLUTION RESEARCH AND CONTROL CORP.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - PRO FORMA ADJUSTMENTS

The adjustments relating to the unaudited pro forma consolidated statements of operations are computed assuming the sale of Dasibi was consummated at the beginning of the period. The adjustments relating to the unaudited pro forma consolidated balance sheet are computed assuming the sale of Dasibi was consummated at December 31, 2001.

NOTE 2 - ADJUSTMENT OF ASSETS AND LIABILITIES

In connection with the sale, Dasibi assigned all of its inventory to the Company. All other assets of Dasibi were transferred in the sale. The Company was relieved of $1,220,000 of notes payable and accrued interest of $169,786, and all other debt of Dasibi was transferred in the sale and assumed by Dasibi. The Company maintains its investments in Nutek and Logan, both of which are eliminated with inter-company transactions.

NOTE 3 - REVENUES AND EXPENSES

All revenues and costs of goods sold were generated by Dasibi. Operating expenses were primarily generated by Dasibi, with the exception of certain salaries, professional fees and other corporate expenses during the year ended December 31, 2001. Interest expense and amortization of loan fees relate to the debt not transferred by the Company in the sale.

The Company has amended and restated option grants to purchase common stock of the Company to the purchaser of Dasibi as follows: 50,000 at $0.25 per share, 100,000 at $0.50 per share, 528,571 at $0.875 per share, 100,000 at $1.00 per share and 21,875 at $3.10 per share. The options are vested immediately and expire in March 2005. The options are valued at the fair market value of $160,993 on the date of grant utilizing the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 4.73%, volatility was estimated at 99.86%, the expected life was three years.

The Company was granted a perpetual non-exclusive license for all products, software, technologies and other intellectual property (including the use of the name Dasibi and Dasibi Environmental Corp.) of Dasibi throughout the world with the exception of the Peoples Republic of China.


                                    Page F-5